SUB-ITEM 77Q3

AIM REAL ESTATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  11

72DD 1 Total income dividends for which record date passed during the period
       Class A                                          18,394
     2 Dividends for a second class of open end company shares
       Class B                                           1,706
       Class C                                           1,695
       Class R                                             755
       Investor Class                                      747
       Institutional Class                               2,062

       Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
73A. 1 Dividends from net invesment income
       Class A                                        $ 0.5736
     2 Dividends for a second class of open end company shares
       Class B                                        $ 0.3725
       Class C                                        $ 0.3719
       Class R                                        $ 0.5064
       Investor Class                                 $ 0.5731
       Institutional Class                            $ 0.7037

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          35,345
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           3,955
       Class C                                           4,402
       Class R                                           2,155
       Investor Class                                    1,502
       Institutional Class                               2,895
74V. 1  Net asset value per share (to nearest cent)
        Class A                                          $22.47
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $22.58
       Class C                                          $22.51
       Class R                                          $22.49
       Investor Class                                   $22.45
       Institutional Class                              $22.47